UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

ADAGIO THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

Explanatory Note

On June 21, 2022, Adagio Therapeutics, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K announcing the resignation of one of the Company’s directors. The disclosure included in the Form 8-K is provided below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On June 17, 2022, Anand Shah, M.D. notified Adagio Therapeutics, Inc. (the “Company”) of his decision to resign from the board of directors of the Company and all committees thereof, effective immediately following adjournment of the Company’s 2022 annual meeting of stockholders, which will be held on June 22, 2022.

Important Additional Information

As described in further detail in the definitive information statement and other materials filed with the SEC by the Company in connection with the Company’s 2022 annual meeting of stockholders, the Company is not and will not be soliciting proxies from stockholders in connection with its 2022 annual meeting of stockholders. This filing is made by the Company voluntarily and in its sole discretion despite being under no obligation to make this filing. This filing should not be interpreted to be an admission or acknowledgement by the Company of any intent or desire by the Company to in any way conduct a solicitation in connection with the 2022 annual meeting of stockholders.